Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT UPCOMING CONFERENCE

GOODLETTSVILLE, Tenn. – October 22, 2004 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the 2004 Johnson Rice Consumer Conference on Monday, October 25, 2004, beginning at 8:45 a.m. CDT.  The Company plans to discuss its year-to-date financial results through the second quarter of fiscal 2004, as well as its 2004 operating initiatives. The Company expects to provide updates regarding, among other topics, planned 2004 new store openings, the status of distribution center projects, the status of the store operations improvement project (EZ Store), the progress on the installation of coolers in stores and the status of the ability to accept electronic benefits transfer (EBT) payments. A webcast of this presentation and supporting slides can be accessed live on the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The webcast will be available through November 8, 2004.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,180 neighborhood stores as of October 1, 2004.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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